UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2006

__________

GENESIS TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in Charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Boca Corporate Plaza, 7900 Glades Road, Suite 420

Boca Raton, FL 33434

(Address of Principal Executive Offices)

(561) 988-9880

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

Genesis Technology Group, Inc. (OTCBB: GTEC) and Gold Horse International, Inc, have agreed to terminate the Agreement and Plan of Share Exchange pursuant to which we would have acquired Gold Horse International, Inc., in a reverse acquisition

From September 6, 2006 through October 5, 2006, Genesis undertook the due diligence process, including preliminary auditing performed by Kabani & Company, Inc. plus onsite discussions in Hohhot, Inner Mongolia, the location of the Operating Company’s business activities. As a result of this information, the Genesis Board of Directors has determined that the proposed acquisition is not in the best interests of the Genesis shareholders.

Gold Horse International, Inc. shall remain as a Genesis Equity Partners’ (“GEP”) contract partner client and may complete the established partnering program which may result in Genesis owning an equity position in Gold Horse and Genesis may benefit from a consulting contract going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006	Genesis Technology Group, Inc.

	By:	/s/ Gary Wolfson Gary Wolfson Chief Executive Officer